Exhibit 10.5

AMENDMENT No. 5

This Amendment No. 5, dated as of May 8, 2008, is between Unisys Corporation, a Delaware corporation (“Seller”), and FLO Corporation, a Delaware Corporation (“Buyer”), and it further amends that certain Asset Purchase Agreement dated as of October 5, 2007 (as amended by Amendment No. 1 thereto dated as of December 31, 2007, by Amendment No. 2 thereto dated as of February 28, 2008, by Amendment No. 3 thereto dated as of March 24, 2008, and by Amendment No. 4 thereto dated as of April 2, 2008, the “Agreement”). Capitalized terms used herein without definition shall have the meanings given such terms in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree that the Agreement is hereby amended as follows:

2.	Article I “Definitions” of the Agreement is hereby amended as follows:

(a)	There is inserted in the proper alphabetical order the following definition:

“Promissory Note” means the promissory note to be issued by Buyer to Seller, substantially in the form attached hereto as Exhibit E, in the principal amount of $1.0 million, which principal amount and any interest thereon shall be due and payable on August 8, 2009.

(b)	The definition of “Transaction Documents” is amended to read in its entirety as follows:

“Transaction Documents” shall mean the Assignment and Assumption Agreement, the Bill of Sale, the Interim License, the License to Seller, the Assignment of Marks, the Assignment of Domain Name, the Lease Assignment, the Promissory Note, the Renewal Payments Agreement and the Services Agreement.

3.	Section 2.5(b) of the Agreement is hereby amended to read in its entirety as follows:

(b)	The Purchase Price (less the Deposits, less $1.0 million, and less the amount of Prepaid Memberships as of the Closing Date) (such amount, the “Closing Payment”) shall be paid at the Closing by wire transfer of immediately available funds to the Seller Account.

4.	Section 2.6(b)(iii) of the Agreement is hereby amended to read in its entirety as follows:

(iii)	Seller shall deliver to Buyer the Transaction Documents, other than the Interim License and the Promissory Note, duly executed by Seller;

5.	Each of Section 8.2(c) and Section 8.3(c) is hereby amended to delete the words and figure “two million dollars ($2,000,000)” and to replace them with the words and figure “one million two hundred thousand dollars ($1,200,000)”.

6.	Exhibit E hereto is hereby added as Exhibit E to the Agreement.

7.	On and after the date hereof, all references to the “Agreement” shall be deemed to be references to the Agreement as amended by this Amendment No. 5, and the Agreement as so amended shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.